Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of _October 4, 2012__ (“Effective Date”), by and between China XD Plastics Company Limited, a Nevada corporation having its principal place of business at No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060 (“Company”), and Robert L. Brisotti, an individual, whose address is 60 East 96th Street, Apt 9A, New York, NY 10128 (“Consultant”).

Company desires to have Consultant stand ready to perform consulting services for Company and Consultant desires to perform such services for Company, subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           SERVICES.

1.1           Performance of Services.  Consultant will perform general business and market advisory services for the Company which shall include without limitation providing advice related to products, market positioning, customer leads, trade shows, and others as mutually agreed upon by the parties and in accordance with the terms and conditions of this Agreement (“Services”).

1.2           Payment.  In consideration for making himself available to provide Services to Company, Company will pay Consultant an monthly fee of US $_5,000_.   Unless otherwise agreed upon by the parties, Company will not reimburse Consultant for any expenses incurred by Consultant in connection with performing Services.

2.           RELATIONSHIP OF PARTIES.

2.1           Consultant Not an Employee.  Consultant is not an agent or employee and has no authority to bind, Company by contract or otherwise.  Consultant shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved but shall be solely responsible for the manner and hours in which Services are performed under this Agreement.

2.2           Compliance with Laws and No Employee Benefits.  Consultant shall comply at Consultant’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.  Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement.  Consultant will indemnify Company and hold it harmless from and against all claims, damages, losses, costs and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on Company to pay any withholding taxes, social security, social insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement.  Consultant will not be entitled to receive any vacation or illness payments or to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Company’s employees.

2.3           Liability Insurance.  Consultant will be responsible for making adequate provision (through insurance or otherwise) to protect Consultant from the following and will also exculpate and hold harmless the Company from the following: (i) claims relating to work-related injury or any amounts incurred to insure against the same; (ii) claims for damages because of bodily injury, sickness, disease or death that arise out of any negligent act or omission of Consultant; and (iii) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, that arise out of any negligent act or omission of Consultant.

3.           CONFIDENTIAL INFORMATION.    Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing the Services, and not to disclose it to others.  Consultant further agrees to take all action reasonably necessary to protect the confidentiality of all Confidential Information including, without limitation, implementing and enforcing procedures to minimize the possibility of unauthorized use or disclosure of Confidential Information.  For purposes of this Agreement, “Confidential Information” means and will include: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, clients, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services; and (ii) the existence and terms and conditions of this Agreement.  Confidential Information will not include, however, any information that is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties without restrictions on use or disclosure.

4.           WARRANTIES.

4.1           Competitive Activities.  During the Term of this Agreement, Consultant will not, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by Company.

4.2           Pre-existing Obligations.  Consultant represents and warrants that Consultant has no pre-existing obligations or commitments and, for the Term of this Agreement, will not assume or otherwise undertake any obligations or commitments that would be in conflict or inconsistent with, or that would hinder Consultant’s performance of its obligations under this Agreement.

5.           TERM AND TERMINATION.

5.1           Term.  This Agreement will commence on the Effective Date and will remain in force and effect for a period of six (6) months from the date of this Agreement (“Term”).

5.2           Effect of Termination.                                           Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify Company of all Confidential Information in Consultant’s possession or control and will promptly deliver all such Confidential Information to Company, at Consultant’s expense and in accordance with Company’s instructions.

5.3           Survival.  The provisions of Sections 2.2, 2.3, 3 this Section 5.3, and Sections 6 and 7 will survive the expiration or termination of this Agreement.

6.           LIMITATION OF LIABILITY.  IN NO EVENT WILL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

7.           GENERAL.

7.1           No Election of Remedies.  Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or available at law or in equity.

7.2           Assignment.  Consultant may not assign or transfer any of Consultant’s rights or delegate any of Consultant’s obligations under this Agreement, in whole or in part, without Company’s express prior written consent.  Any attempted assignment, transfer or delegation, without such consent, will be void.  Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties permitted successors and assigns.

7.3           Equitable Remedies.  Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement.

7.4           Attorneys’ Fees.  If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

7.5           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding that body of law pertaining to conflict of laws.

7.6           Severability.  If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

7.7           Notices.  All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt.  All notices will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section.

7.8           Entire Agreement.  This Agreement constitutes the complete and exclusive understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof.  Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

7.9           Waiver.  The waiver of any breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same other provisions hereof.

7.10         Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

COMPANY: China XD Plastics Company Limited	CONSULTANT: Robert L. Brisotti
By: /s/Jie Han	By: /s/Robert Brisotti
Title: Chairman and CEO	Name: Robert Brisotti
Name: Jie Han